UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2017

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

The main operating subsidiaries of Aspen Insurance Holdings Limited (“Aspen”) have now filed their first annual reports with the relevant regulators to satisfy the regulatory disclosure requirements under the European Union’s Solvency II directive, including the delegated regulations of the European Parliament, which became effective on January 1, 2016.

 The first Solvency and Financial Condition Report (“SFCR”) for Aspen Insurance U.K. Limited (“AIUK”), a wholly owned subsidiary of Aspen registered in England and Wales, is available on Aspen’s website at www.aspen.co within the “Investors” section on the “Other” page, under “Solvency Reports.” The SFCR was filed with the Prudential Regulatory Authority and includes, among other things, information about AIUK’s business and performance, systems of governance, risk profile, valuation for solvency purposes and capital management for the year ended December 31, 2016.

The first Financial Condition Report (“FCR”) for Aspen is expected to be published around August 31, 2017, the deadline provided by the Bermuda Monetary Authority (“BMA”), on Aspen’s website at www.aspen.co within the “Investors” section on the “Other” page, under “Solvency Reports.” The FCR was filed with the BMA and includes, among other things, details of Aspen’s business and performance, governance structure, risk profile, solvency valuation, capital management and regulatory capital requirements for the year ended December 31, 2016. Where applicable, the FCR also provides information about Aspen Bermuda Limited, Aspen’s wholly owned subsidiary registered in Bermuda.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: July 3, 2017	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer